EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-140096) of Mutual Federal Bancorp, Inc. of our report dated February 26, 2007, which is included in the Annual Report on Form 10-KSB of Mutual Federal Bancorp, Inc. for the year ended December 31, 2006.

/s/Crowe Chizek and Company LLC
Oak Brook, Illinois March 27, 2007